Exhibit 99.1

[Malkin Holdings letterhead]

September 6, 2013

Re: Empire State Realty Trust, Inc.

To Participants in Empire State Building Associates L.L.C. and 60 East 42nd St. Associates L.L.C.

Dear Fellow Participant:

As we have previously advised you, Malkin Holdings received indications of interest to purchase the fee and/or operating lease positions of the Empire State Building, as well as one indication of interest to purchase the fee and operating lease positions of One Grand Central Place (60 East 42nd Street).

As fiduciaries, we review all matters concerning investment groups we serve. In our review of these indications of interest, we engaged Lazard Frères & Co. LLC as an independent financial advisor. After our review, we have concluded that it is in your best interest to proceed with the consolidation and IPO as approved by a supermajority of the Participants.

Sincerely,

MALKIN HOLDINGS LLC

/s/ Peter L. Malkin Peter L. Malkin Chairman	/s/ Anthony E. Malkin Anthony E. Malkin President

cc: To Investors in the Entities on Exhibit A

EXHIBIT A

1333 Broadway Associates L.L.C.

1350 Broadway Associates L.L.C.

501 Seventh Avenue Associates L.L.C.

Seventh & 37th Building Associates L.L.C.

Marlboro Building Associates L.L.C.

Soundview Plaza Associates II L.L.C./ Malkin Co-Investor Capital L.P.

Lincoln Building Associates L.L.C.

Empire State Building Company L.L.C.

Fisk Building Associates L.L.C.

250 West 57th St. Associates L.L.C.

500 Mamaroneck Avenue L.P.

Fairfield MerrittView Limited Partnership

First Stamford Place L.L.C.

One Station Place, Limited Partnership

New York Union Square Retail L.P.

Westport Main Street Retail L.L.C.

East West Manhattan Retail Portfolio L.P.

1185 Swap Portfolio L.P.

Fairfax Merrifield Associates L.L.C.

Merrifield Apartments Company L.L.C.

BBSF, L.L.C.

*112 West 34th Street Company L.L.C.

*112 West 34th Street Associates L.L.C.

*1400 Broadway Associates L.L.C.

*	In accord with the consent solicitation documents, these entities are not being included in the consolidation and IPO and are instead subject to purchase by the consolidated entity after IPO.